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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 18, 1999
                                                         -----------------


                         WEBB INTERACTIVE SERVICES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


                                    Colorado
                                    --------
                 (State or other jurisdiction of incorporation)



         0-28462                                          84-1293864
         -------                                          ----------
(Commission File Number)                       (IRS Employer Identification No.)



1800 Glenarm Place, Suite 700, Denver, CO                    80202
-----------------------------------------                    -----
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:  (303) 296-9200
                                                     --------------



                                       N/A
                                   -----------
          (Former name or former address, if changed since last report)
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Item 5.  OTHER EVENTS.

         On December 18, 1999, Webb Interactive Services, Inc. ("Webb") and Castle Creek Technology Partners LLC ("Castle Creek"), a technology focused investment firm, amended the terms of an August 25, 1999 financing in the amount of $5 million.

         On December 31, 1999, Webb obtained a commitment from Marshall Capital Management and Castle Creek for a proposed purchase of 10,000 shares of Webb's Series B Convertible Preferred Stock. The commitment is subject to conditions described below which are expected to be satisfied early in the first quarter of 2000. The purchase price for the preferred stock is $1,000 per share for an aggregate purchase price of $10 million.

         The warrants issued in connection with the restructuring of the Castle Creek investment were issued without registration pursuant to the Securities Act of 1933 in reliance upon the exemption therefrom provided in Regulation D of such Act. The preferred stock and warrants to be issued in connection with the new $10 million financing will also be issued without registration pursuant to the Act in reliance upon the exemption provided in Regulation D. PaineWebber Incorporated served as placement agent and advisor on these transactions.

         Convertible Note Amendments. Amendments to the financing terms for the Castle Creek investment made on August 25, 1999, which were effective December 18, 1999, include the following:

1. The conversion price was fixed at $10.07 per share until March 22, 2000. If a financing of at least $10 million in which Castle Creek has the right to invest at least $5 million is completed by March 22, 2000, the conversion price will remain at $10.07 per share until at least September 30, 2000. In the event that the market price for Webb stock is less than $10.07 at that time, the conversion price will be amended and will be the greater of the average of the closing bid prices for the 20 consecutive trading days ending on September 20, 2000 and $8.00 but in any event not greater than $10.07. If the $10 million financing is not completed by March 22, 2000, the conversion price thereafter will be the lesser of $10.07 per share or the average of the 5 lowest closing bid prices during the 15 consecutive trading days immediateldy preceding the conversion of the note.

2.   The notes were made immediately convertible in whole or in part.

3. If the average of the closing trade prices for Webb's common stock for the 15 consecutive trading days commencing the day after the Registgration Statement which Webb has filed with the SEC for the shares issuable upon conversion of the note and exercise of the warrants is declared effective, is at least $12.50, Webb will have the option to require Castle Creek to convert up to $2,500,000 principal amount of the note into shares of Webb's common stock at the conversion price of $10.07.
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4.   Webb's option to pay interest on the note in shares of Webb's common stock or by the issuance of additional notes in the form of the convertible note (referred to as "PIK Notes") was terminated. In the event that Webb forces the conversion of one-half of the note as described below, the holder of the note will have the option thereafter to have the interest paid in shares of Webb's common stock or PIK Notes.

5. All Webb prepayment options were eliminated other than Webb's right to prepay the note after August 25, 2000, if the closing bid price for Webb's common stock is at least 200% of the conversion price then in effect for each of the 20 trading days immediately preceding the date of delivery of an optional prepayment notice.

6. Castle Creek was issued an additional 5-year stock purchase warrant representing the right to acquire 136,519 shares of Webb common stock at $18.51 per share. If the Company is able to complete the $10 million financing referred to above, the exercise price for the new warrant and the warrant issued on August 25, 1999, may be amended on September 30, 2000, if the then market price for Webb's common stock is less than the exercise price for the warrants. In this event, the exercise price for the warrants would be reset to the average of the closing bid prices for Webb's common stock during the 20 trading days ending on September 29, 2000 but in any event not greater than the current exercise price.

         As a result of the issuance of the additional warrant to purchase 136,519 of its common stock and the amendment to the terms of the note, Webb may incur significant additional non-cash charges during the fourth quarter of 1999 and the three years ending December 31, 2002.

         The shares subject to the warrants and to the promissory note are subject to registration rights. The foregoing is a summary only and it is not intended to be a complete description of the transaction, and it is qualified in its entirety by Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and to the exhibits filed with Webb's current report on Form 8-K filed with the Commission on September 2, 1999.

         Series B Convertible Stock. On December 31, 1999, Webb obtained a commitment from Marshall Capital Management, Inc. and Castle Creek for a proposed purchase of 10,000 shares of Webb's Series B Convertible Preferred Stock. The commitment is subject, among other things, to the registration statement for the shares of Webb's common stock issuable upon conversion of the note and exercise of the warrants issued to Castle Creek as described above which Webb has filed with the SEC being declared effective by February 1, 2000, and there being no material adverse changes in Webb's business prior to the completion of the financing. The purchase price for the preferred stock is $1,000 per share for an aggregate purchase price of $10 million. The preferred stock will be convertible into shares of Webb's common stock, initially at a conversion price equal to the lower of (i) the average of the ten-day closing bid prices for our common stock immediately prior to the date we sell the preferred stock to the investors, or (ii) $20.00. The conversion rate for the preferred stock will be subject to
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potential adjustments, but the conversion price will never be less than $8.00 per share, subject to certain conditions.

         For every share of common stock initially issuable upon conversion of the preferred stock, the investors will also receive a warrant representing the right to acquire .55 shares of our common stock at an exercise price initially set at 101% of the then market price for our common stock. The exercise price for the warrants will be subject to adjustment based upon future market prices for our common stock.

         In connection with this transaction, we expect to incur significant non-cash charges which could be as much as or more than the purchase price for the preferred stock. The common stock issuable upon exercise of the warrants and the conversion of the preferred stock is subject to registration rights. The foregoing is a summary only and it is not intended to be a complete description of the transaction, and it is qualified in its entirety by Exhibit 10.5 filed herewith.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements.

              None

         (c)  Exhibits:

              10.1 Amendment dated December 18, 1999 to Securities Purchase Agreement dated August 25, 1999 between Webb and Castle Creek.*

              10.2 First Amendment dated December 18, 1999 to Promissory Note dated August 25, 1999 issued by Webb to Castle Creek.*

              10.3 Stock Purchase Warrant dated December 18, 1999 issued by Webb to Castle Creek.*

              10.4 Stock Purchase Warrant dated August 25, 1999, as amended, issued by Webb to Castle Creek.*

              10.5 Securities Purchase Agreement dated December 30, 1999, between Webb, Marshall Capital Management and Castle Creek. Included as exhibits to the Securities Purchase Agreement are the proposed form of Warrant, Articles of Amendment setting forth the terms of the Series B Convertible Preferred Stock and the Registration Rights Agreement**
----------
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                  *  filed as exhibits to Amendment No. 2 to Webb's Registration
                     Statement on Form S-3, File No. 333-87887
                 **  filed herewith


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 6, 2000                 WEBB INTERACTIVE SERVICES, INC.



                                        By  /s/ Lindley S. Branson
                                            --------------------------------
                                            Lindley S. Branson

                                         Its:  Executive Vice-President/
                                               General Counsel